UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2013

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 1900, Phoenix, Arizona		85004-4565
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2013, Viad Corp (the "Company") executed an amendment (the "Amendment") to the Company’s $130,000,000 Amended and Restated Credit Agreement, dated as of May 18, 2011 (the "Credit Agreement"), effective as of November 14, 2013, to remove the liquidity covenant that required the Company to maintain at all times not less than $50 million of unrestricted cash and cash equivalent investments, as that term is defined in the Credit Agreement. With the Amendment, the Credit Agreement no longer requires any minimum amount of unrestricted cash and cash equivalent investments. A copy of the Amendment is attached hereto as Exhibit 4 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4 – Amendment No. 2, effective November 14, 2013, to the $130,000,000 Amended and Restated Credit Agreement, dated as of May 18, 2011, by and among Viad Corp, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

November 15, 2013	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Chief Accounting Officer - Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

4	Amendment No. 2, effective November 14, 2013, to the $130,000,000 Amended and Restated Credit Agreement, dated as of May 18, 2011, by and among Viad Corp, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto.